"DISTRIBUTOR" AGREEMENT

This agreement is made this 15th day of August 2005 between The Right Solutions Gateway at 3220 Pepper, Las Vegas, Nevada 89120, hereinafter referred to as """COMPANY" and Chris Rucker / Abundant Life hereinafter referred to as "DISTRIBUTOR".

WHEREAS, "DISTRIBUTOR" has experience in the sales and marketing business and

WHEREAS, the "COMPANY" desires to do business with the "DISTRIBUTOR" to recruiter and assist the "COMPANY" in expanding its customers base; and

WHEREAS, "DISTRIBUTOR" will provide services to the "COMPANY" relative to recruitment, marketing, weight loss, and clinical / blind studies on products; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the "COMPANY" and "DISTRIBUTOR" agree as follows:

1.   Engagement The "COMPANY" and "DISTRIBUTOR" agree to the following:

"COMPANY"   agrees to the following:

     (i) Pay "DISTRIBUTOR" for the purpose of providing services related to building an organization of members for the "COMPANY", and establishing clinics to perform studies on "COMPANY"" products to include any of the following: 1. Clinical 2. Single Blind 3. Double Blind

     (ii) "COMPANY" will pay the "DISTRIBUTOR" $2,500.00 when "COMPANY" receives ten new distributors buying the $200 program and at least four going on monthly auto ship of $100 per month.

     (iii) "COMPANY" will pay "DISTRIBUTOR" $2,500.00 dollars when a total of twenty new distributors are signed up with at least eight on monthly auto ship of $100 or more.

     (iv) The clinic and/or doctor performing the study will receive 50,000 shares of stock for a clinical study and 100,000 for a single or double blind study. "DISTRIBUTOR" will receive 50% of the total stock issued the doctor and or clinic performing the studies.


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(v) The $200 weight loss program will be offered with a $100 right start bonus paid to the enroller. When ten persons buy the program for $200 and at least four go on auto ship an additional $1,000 will be paid to the enroller one week after the first auto ship is sent. This must be done in a thirty day period. New signups do not carry over month to month. Example would be if a doctor signs up four new distributors with a starting date of September first they would not be entitled to any bonus but would receive the right start of $100 per sign up. For the month of October would start the process over and the four from September would not count towards the ten in October.

(vi) The program will run through December 31, 2005 at which time it will be reviewed and evaluated regarding its success.

(vii) All clinical and / or blind studies will become the exclusive property of "COMPANY"". A release must be signed to "COMPANY" for the studies prior to issuance of the stock to the doctor and/or clinic.

Responsibilities of "DISTRIBUTOR":

"DISTRIBUTOR" will provide a direction and will build an organization of members for the "COMPANY" with the main focus being recruitment.

(i) "DISTRIBUTOR" will immediately sign up and buy a $200 weight loss program and go on auto ship of $100 or more. If the sign up occurs by August 18, 2005 the "DISTRIBUTOR" will be placed above Steve Plog as agreed by Francis Parker. In the event the sign up occurs after August 18, 2005 it cannot be placed above Steve Plog due to the 30 day policy of placement. It will then be up to Francis Parker your enroller to advise us where the placement will be.

(ii) "DISTRIBUTOR" will immediately start recruiting doctors, clinics, and individuals to the "COMPANY" program.

(iii) "DISTRIBUTOR" will give his best faith efforts to attains levels outlined in this agreement

(iii). Participate in weekly conference call promoting the program and business Coordinate and generate meetings in the field

2.     INDEMNIFICATION   Subject to the provisions herein, the "COMPANY" and
"DISTRIBUTOR" agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement. This
contract will be construed according to the laws of the State of   Nevada and
any disputes arising here from will be litigated in its courts.

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3.     MISCELLANEOUS  Subsequent Events.  "DISTRIBUTOR" and the "COMPANY" each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

4. AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

(iii) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

5. WAIVER. The party to whom such compliance is owed may waive any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder in writing. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

6. ASSIGNMENT. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other or as stated herein.

7. NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph "COMPANY" for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

8.     TERMINATION

The "COMPANY" and "DISTRIBUTOR" may terminate this Agreement under the following conditions:


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(A)     By the "COMPANY".

(i) If during the Term of this Agreement the "DISTRIBUTOR" actively participates in any other network marketing "COMPANY"

If "DISTRIBUTOR" willfully breaches or neglects the duties required to be performed hereunder;
If the "DISTRIBUTOR" breaches confidentiality of this agreement without consent of the "COMPANY", or


(B)     By "DISTRIBUTOR".

(i) If the "COMPANY" fails to make any payments or provide information required hereunder; or,

(ii) If the "COMPANY" ceases business or, other than in an Initial Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

If the "COMPANY" subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the "DISTRIBUTOR" Fee; or,

9. GOVERNING LAW. This Agreement was negotiated and is being contracted for in Nevada, and shall be governed by the laws of the State of Nevada, and the United States of America, notwithstanding any conflict-of-law provision to the contrary.

10.     BINDING EFFECT.  This Agreement shall be binding upon the parties hereto

11. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

12. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

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13.     Counterparts.  A facsimile, telecopy, or other reproduction of this
Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

This contract sets forth the entire understanding and agreement and is not subject to amendment or supplemental agreement except in writing and duly executed by both parties. This agreement super cedes all previous agreements both written and verbal. This agreement shall be valid and binding only when signed by both "DISTRIBUTOR" and "COMPANY"".


Signed                                       Date
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       Chris Rucker  /  "DISTRIBUTOR"


Signed The Right Solution Gateway, d.b.a. The Right Solution


                                             Date
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Rick Bailey President / CEO


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